SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


[X]  Filed by the Registrant

[ ]   Filed by a party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

           Renaissance Capital Partners, Ltd.
    (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [X]  No fee required

 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:

 [ ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:
PAGE

            Renaissance Capital Partners, Ltd.
     8080 North Central Expressway, Suite 210, LB-59
                 Dallas, Texas 75206-1857

    NOTICE OF 1999 ANNUAL MEETING OF LIMITED PARTNERS
                 To Be Held May 27, 1999

To the Limited Partners of
Renaissance Capital Partners, Ltd.:

   NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Limited Partners (the "Annual Meeting") of Renaissance Capital Partners, Ltd. (the "Partnership"), a Texas limited partnership regulated as a Business Development Company under the Investment Company Act of 1940, will be held at the Doubletree Hotel - Campbell Center, 8250 North Central Expressway, Dallas, Texas, on May 27, 1999, at 2:00 p.m., local time, for the following purposes:

      1. To consider and vote on a proposal to ratify the appointment by the Partnership's Independent General Partners of KPMG Peat Marwick LLP as the auditor for the Partnership for the fiscal year ending December 31, 1999; and

      2. To transact any and all other business that may properly be presented at the Annual Meeting or any adjournment(s).

     The General Partners have fixed the close of business on March 29, 1999, as the record date (the "Record Date") for determining Limited Partners entitled to notice of and to vote at the Annual Meeting or any adjournment(s). Whole and fractional limited partnership units ("Units") will be eligible to vote and will be counted for voting purposes on the basis of Partnership Percentages as defined in the Partnership's Restated Agreement and Articles of Limited Partnership. Partnership Percentages entitled to vote at the Annual Meeting have been determined as of the Record Date.

   A copy of the Partnership's 1998 Annual Report is enclosed for your review.

   You are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting in person, please promptly mark, sign, date, and return the accompanying proxy card in the enclosed, self-addressed, stamped envelope so that your Units can be voted at the Annual Meeting. Your proxy will be returned if you are present at the Annual Meeting and request such return or if you request return in the manner provided for revoking proxies described in the enclosed Proxy Statement.
Prompt response by our Limited Partners will reduce the time and expense of solicitation.

                            By Order of the General Partners of
                            Renaissance Capital Partners, Ltd.

                            /S/

                            BARBE BUTSCHEK,
                            Secretary of Renaissance Capital Group, Inc., Managing General Partner
Dallas, Texas
April 15, 1999
PAGE

            Renaissance Capital Partners, Ltd.

                     PROXY STATEMENT
                           For
            ANNUAL MEETING OF LIMITED PARTNERS
                 To Be Held May 27, 1999

                 SOLICITATION OF PROXIES

   This Proxy Statement is being furnished to the Limited Partners of Renaissance Capital Partners, Ltd. (the "Partnership"), a Texas limited partnership regulated as a business development company under the Investment Company Act of 1940 (the "1940 Act"), in connection with the solicitation of proxies to be voted at the 1999 Annual Meeting of Limited Partners (the "Annual Meeting") to be held on May 27, 1999, at the time and place and for the purposes set forth in the accompanying Notice of 1999 Annual Meeting of Limited Partners and at any adjournment. This Proxy Statement is first being sent to the Limited Partners of the Partnership on or about April 5, 1999.

   The accompanying form of proxy is designed to permit each holder of whole or fractional limited partnership units of the Partnership ("Units") to vote for or against or to abstain from voting on the proposal described in this Proxy Statement and to authorize the proxies to vote in their discretion with respect to any other proposal properly presented at the Annual Meeting. When a Limited Partner's executed proxy card specifies a choice with respect to a voting matter, the Units will be voted accordingly. If no specifications are made, such proxy will be voted by the persons named in the proxy at the Annual Meeting FOR the adoption of the proposal to ratify the appointment of KPMG Peat Marwick LLP as the auditor for the Partnership for the current fiscal year.

   Any Limited Partner given a proxy has the right to revoke it by giving written notice of revocation to Ms. Barbe Butschek, Secretary, Renaissance Capital Group, Inc., 8080 North Central Expressway, Suite 210, LB-59, Dallas, Texas 75206-1857, at any time before the proxy is voted or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting his or her Units in person. No notice of revocation or later-dated proxy, however, will be effective until received by Renaissance Capital Group, Inc. ("Renaissance Group") at or prior to the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to the receipt of such revocation. Mere attendance at the Annual Meeting will not by itself revoke the proxy.

   This proxy is solicited by Renaissance Group, the Managing General Partner of the Partnership. In addition to soliciting proxies by mail, officers, directors and regular employees of Renaissance Group may solicit proxies by personal interview, mail, telephone and facsimile. Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of Units. All costs of solicitation will be borne by the Partnership. At the request of a record holder who holds for others and at no charge, copies will also be furnished to the record holder for distribution to such beneficial holders or, if so requested, directly to the beneficial holders.

   The Partnership's Annual Report for the year ended December 31, 1998 has been mailed to all Limited Partners entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

   The Partnership's principal offices are located at 8080 N. Central Expressway, Suite 210, LB-59, Dallas, Texas 75206-1857, and its telephone number is (214) 891-8294.

                 PURPOSES OF THE MEETING

   At the Annual Meeting, the Limited Partners of the Partnership will consider and vote upon the following matters:

        1. A proposal to ratify the appointment by the Independent General Partners of the Partnership of KPMG Peat Marwick LLP as the auditor for the Partnership for the fiscal year ending December 31, 1999; and

        2. Such other and further business as may properly be presented at the Annual Meeting or any adjournment(s).

                    VOTING SECURITIES

   The General Partners have fixed the close of business on March 29, 1999 as the record date (the "Record Date") for the Annual Meeting. Whole and fractional Units will be eligible to vote and will be counted for voting purposes on the basis of Partnership Percentages, as defined in the Partnership's Restated Agreement and Articles of Limited Partnership (the "Partnership Agreement"). Pursuant to Section 11.3 of the Partnership Agreement, Partnership Percentages entitled to vote at the Annual Meeting have been determined as of the Record Date. Only holders of record of the outstanding Units at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof.
At the close of business on the Record Date, the Partnership had issued and outstanding 128.36 Units and approximately 190 record holders. The Units are the only class of securities entitled to vote at the Annual Meeting. A Limited Partner is entitled to vote his whole or fractional Units held of record at the close of business on the Record Date, in person or by proxy, at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions.

   A quorum for the Annual Meeting will consist of the presence, in person or by proxy, of the holders of a majority of the Units outstanding and entitled to vote as of the Record Date. Units that are voted "FOR," "AGAINST" OR "ABSTAIN FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as units "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

   While there is no definitive statutory or case law authority in Texas as to the proper treatment of abstentions, the Partnership believes that abstentions should be counted for purposes of determining both (1) the presence or absence of the quorum for the transaction of business, and (2) the Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Partnership intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

   If a quorum is not represented at the Annual Meeting or, although a quorum is represented, an insufficient number of votes in favor of any proposal are not received by the date of the Annual Meeting, the persons named as proxies may prepare and vote for one or more adjournments of the Annual Meeting with no other notice than announcement at the Annual Meeting. Further solicitations of proxies with respect to these proposals may be made. Units represented by proxies indicating a vote against any such proposals will be voted against such adjournments.

                      UNIT OWNERSHIP

   The following table sets forth information concerning the number of Units of the Partnership beneficially owned at the Record Date, by (i) the persons who, to the knowledge of the Partnership, beneficially owned more than 5% of the outstanding Units, (ii) each general partner of the Partnership, and (iii) all directors and officers of Renaissance Group:

                                     Units
Name and Address of               Benefically    Percent of Total Units
 Beneficial Owner                   Owned            Outstanding
-------------------               -----------    ----------------------
HEB Investment and                   12.75             9.89%
Retirement Plan Trust
P.O. Box 839999
San Antonio, Texas 78212

Renaissance Capital Group, Inc.       -0-               -0-
8080 N. Central Expressway, #210
Dallas, Texas  75206

Ernest C. Hill                        -0-               -0-
8080 N. Central Expressway, #210
Dallas, Texas 75206

Don M. Patterson                      -0-               -0-
8080 N. Central Expressway, #210
Dallas, Texas 75206

All directors and officers            4.25             3.30%
of Renaissance Capital Group,
Inc.  (4 persons)

          INFORMATION REGARDING GENERAL PARTNERS

   Ernest C. Hill and Don M. Patterson serve as the Independent General Partners of the Partnership. Under the provisions of the 1940 Act, a majority of the general partners of the Partnership must be "disinterested" or "non-affiliated" general partners. Generally, any party that is involved in the daily activities of the Partnership's business, including the Managing General Partner, as well as its officers, directors and other affiliated persons, any investment adviser, any accountant for the Partnership and any legal adviser, is considered an "interested" party. The Independent General Partners provide overall guidance and supervision with respect to the operations of the Partnership and perform various duties imposed on them under the 1940 Act. They supervise the Managing General Partner and serve as advisers to the Partnership.

   Renaissance Group is the Managing General Partner of the Partnership and also serves as the investment adviser to the Partnership pursuant to the Investment Advisory Agreement effective May 30, 1990, as subsequently amended and restated (the "Advisory Agreement"). Renaissance Group is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is subject to the reporting and other requirements. As Managing General Partner, Renaissance Group manages the day-to-day business and operations of the Partnership. The Partnership has no officers or directors. Renaissance Group and its officers and employees devote such time to the Partnership's business as is necessary for the conduct of the Partnership's operations. Neither Renaissance Group nor its affiliates are prohibited from engaging in activities
outside the Partnership's business.   An affiliate of Russell Cleveland and
Barbe Butschek own 80% and 20%, respectively, of the Common Stock of Renaissance Group. The sole director of Renaissance Group is Russell Cleveland.

   Renaissance Group additionally serves as investment adviser to Renaissance Capital Growth & Income Fund III, Inc., a closed-end business development company listed on the Nasdaq National Market. Renaissance Group is also the Investment Manager of Renaissance U.S. Growth and Income Trust, PLC, an investment trust listed on the London Stock Exchange.

       EXPERIENCE OF INDEPENDENT GENERAL PARTNERS

   Ernest C. Hill, age 59, has a broad background in convertible securities analysis with major NYSE brokerage firms and institutional investors. He specializes in computer-aided investment analysis and administrative procedures. Mr. Hill was awarded a Ford Fellowship to the Stanford School of Business, where he received an MBA, with honors, in Investment and Finance. Mr. Hill's prior experience includes service as Assistant Professor of Finance, Southern Methodist University, and Associate Director of the Southwestern Graduate
School of Banking. Mr. Hill serves as a director of another investment fund sponsored by the Renaissance Group.

   Don M. Patterson, age 55, has experience both as a corporate executive officer and as a professional corporate advisor. Since 1997, he has served as Vice President of Taxation and Special Projects for Halter Marine Group, Inc. headquartered in Gulfport, Mississippi. Professionally qualified as a CPA and an attorney, Mr. Patterson previously, for more than 5 years, was self-employed, serving as a financial consultant to smaller public companies. From 1988 to 1990, he served as Senior Vice President and Chief Financial Officer of Securities Services Insurance Company, a specialty insurance carrier. From 1986 to 1988, he served as Vice President-Financial and Administration for Computer Support Corp. Mr. Patterson holds a BSBA/Accounting degree from the University of Tulsa and a JD degree from the University of Tulsa College of Law.

BACKGROUND AND EXPERIENCE OF DIRECTORS AND OFFICERS OF RENAISSANCE GROUP

   The following table sets forth certain information regarding the directors and officers of the Managing General Partner:

     Name:            Position:
     -----            ---------
Russell Cleveland     President, Chief Executive Officer and Director

Barbe Butschek        Senior Vice President, Secretary and Treasurer

Robert C. Pearson     Senior Vice President - Investments

John A. Schmit        Vice President - Investments

   Russell Cleveland, age 60, is the President, Chief Executive Officer, the sole Director and the majority shareholder of Renaissance Group. He is a Chartered Financial Analyst with over thirty years experience as a specialist in investments for smaller capitalization companies. Mr. Cleveland served as a director of Greiner Engineering, Inc. (NYSE), a former portfolio investment of a Renaissance Group investment partnership. A graduate of the Wharton
School of Business, Russell Cleveland has served as President of the Dallas Association of Investment Analysts. Mr. Cleveland serves as Chairman of the Board, President and Director of Renaissance Capital Growth & Income Fund III, Inc. Mr. Cleveland also serves on the Board of Directors of the following companies: Biopharmaceutics, Inc., Danzer Corporation (formerly known as Global Environmental, Inc.) and Tutogen Medical, Inc.

   Barbe Butschek, age 44, has been associated with Renaissance Group and its predecessor companies since 1977. As Senior Vice President, Secretary and Treasurer of Renaissance Group, she has been responsible for office management, accounting management and records management of the series of investor limited partnerships. Ms. Butschek supervises investor records and information with respect to Renaissance Group and its funds. She also prepares and maintains investor tax and information reports. Barbe Butschek serves as Secretary for the Partnership and as Secretary and Treasurer of Renaissance Capital Growth
& Income Fund III, Inc.

   Robert C. Pearson, age 63, joined the Renaissance Group in April 1997 and is Senior Vice President of Investments of Renaissance Group and Vice President of Renaissance Capital Growth & Income Fund III, Inc. Mr. Pearson brings over thirty years of experience to Renaissance Capital's corporate finance function. From May 1994 to May 1997, Mr. Pearson was an independent financial management consultant. From May 1990 to May 1994, he served as Chief Financial Officer and Executive Vice President of Thomas Group, Inc., a management consulting firm, where he was instrumental in moving a small privately held company from a start-up to a public company with over $40 million in revenues. Prior to 1990, Mr. Pearson was responsible for all administrative activities for the Superconducting Super Collider Laboratory. In addition, from 1960 to 1985, Mr. Pearson served in a variety of positions at Texas Instruments in financial planning and analysis, holding such positions as Vice President-Controller and Vice President-Finance. Mr. Pearson holds a BS in Business from the University of Maryland and was a W.A. Paton scholar with an MBA from the University of Michigan.

   John A. Schmit, age 31, joined Renaissance Group Investments in 1997 and is Vice President - Investments. Mr. Schmit is responsible for portfolio analysis and monitoring. From September 1994 to February 1996, he attended The Georgetown University Law Center and from September 1992 to September 1994, he practiced law at the law firm of Gibson, Ochsner & Adkins. He holds a BBA in Finance from Texas Christian University, a JD from the University of Oklahoma College of Law and an LLM in International and Comparative Law from The Georgetown University Law Center.

         COMPENSATION PAID TO GENERAL PARTNERS

   Pursuant to the Advisory Agreement, Renaissance Group is entitled to receive a quarterly management fee of 0.5% of Partnership assets and an annual incentive fee equal to 20% of the Partnership's net realized capital gains after allowance for unrealized depreciation and after the Limited Partners have received a 10% annual return on their capital contributions (less brokerage fees and commissions incurred by the Partnership on behalf of such Limited Partner or Limited Partners). In addition, the Partnership is obligated to pay any direct costs, such as fees of any legal, accounting or other professional advisors, and any travel, phone and other allocated expenses incurred on behalf of the Partnership. Neither the management fee nor the incentive fee can be increased except with the affirmative vote of the holders of a majority of the outstanding Units. The directors and officers of Renaissance Group receive no direct compensation from the Partnership.

   As of December 31, 1998, the Partnership owed Renaissance Group $49,472.52 for past due operating expenses paid by Renaissance Group on behalf of the Partnership, of which all $49,472.52 was attributable to services rendered in 1998. Total management fees earned by Renaissance Group from the Partnership in 1998 were $114,893.84.

   In return for their services to the Partnership, the Independent General Partners are paid a regular quarterly cash payment from the Partnership in the amount of $6,000. The Independent General Partners are also entitled to full reimbursement of all reasonable expenses relative to their services on behalf of the Partnership. Total reimbursable expenses for the Independent General Partners were $863.95 in 1998. The aggregate compensation for 1998 paid by the Partnership to each Independent General Partner, and the aggregate compensation paid to each Independent General Partner for the most recently completed fiscal year by all funds to which Renaissance Group provides investment advisory services (collectively, the "Renaissance Fund Complex") is as set forth below:

                                     Pension or                       Total
                                     Retirement       Estimated    Compensation
                                   Benefits Accrued     Annual         from
    Name of         Aggregate         As Part of       Benefits    Partnership
  Independent      Compensation      Partnership         upon     & Renaissance
General Partner  from Partnership     Expenses        Retirement   Fund Complex
---------------  ----------------  ----------------  -----------  -------------
Ernest C. Hill     $ 24,000.00           $0               $0       $ 76,355.00

Don M. Patterson     24,000.00            0                0         24,000.00

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Pursuant to the Advisory Agreement, Renaissance Group serves as managing general partner and as investment adviser to the Partnership, subject to the supervision of the Independent General Partners. Services provided to the Partnership include the valuation of assets of the Partnership, upon which the management fee paid to Renaissance Group is based in part. The valuations of portfolio securities are performed in accordance with generally accepted accounting principles and financial reporting policies of the Securities and Exchange Commission. In addition, from time to time the Independent General Partners review the valuation policies to determine their appropriateness.
The Independent General Partners also establish the appraisal procedures for determining the fair value of investments for which no readily available market exists. Appraisal valuations are, by their nature, subjective. The Independent General Partners may also hire independent firms to review the Managing General Partner's valuation methods or to conduct its own valuation of certain investments, and any conclusions by such independent firm is conclusive and binding upon the Partnership.

   Renaissance Group also provides services to Portfolio Companies from time to time, pursuant to the Advisory Agreement. Generally, the management fees received by Renaissance Group for services to a Portfolio Company are paid to the account of the Partnership, however, occasionally Renaissance Group provides unusual services for a Portfolio Company that are unrelated to and not required under the terms of the investment by the Partnership in such Portfolio Company. Fees for such services are paid directly to Renaissance Group, subject to the limitations and requirements imposed by the 1940 Act and only with the approval of the Independent General Partners, which approval is based, in part, on the determination that the fees for such services are no greater than fees for comparable services charged by unaffiliated third parties. No such fees were paid or requested in 1998.

   Renaissance Group has formed, and may form in the future, other investment funds to make investments in companies similar to those in which the Partnership invests. Renaissance Group, and certain of its affiliates and subsidiaries, also provide investment advisory services, management consulting services and investment banking services to these entities. The determination regarding the existence of a conflict of interest between these affiliated investment funds and the Partnership, and the resolution of any such conflict, vests in the General Partners, subject to the provisions of the 1940 Act.

        PROPOSAL TO RATIFY APPOINTMENT OF AUDITOR

   KPMG Peat Marwick LLP, independent public accountants, examined the financial statements of the Partnership for the fiscal year ending December 31, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting. The KPMG Peat Marwick LLP representative will respond to appropriate questions and will have an opportunity to make a statement, should he or she desire to do so.

   The Independent General Partners have appointed KPMG Peat Marwick LLP to examine the financial statements of the Partnership for the fiscal year ending December 31, 1999, in the event that the Partnership is not liquidated and dissolved prior to said date. Ratification is required for the appointment of KPMG Peat Marwick LLP, because of regulatory requirements under the 1940 Act. The affirmative vote of a majority of the votes represented at the Annual Meeting is required to ratify the appointment by the Independent General Partners of KPMG Peat Marwick LLP as the auditor for the Partnership for the current fiscal year.

   THE GENERAL PARTNERS OF THE PARTNERSHIP RECOMMEND THAT EACH LIMITED PARTNER VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE PARTNERSHIP'S AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                      OTHER BUSINESS

   Management knows of no other business to be presented at the Annual Meeting that will be voted on by the Limited Partners. If, however, other matters should properly come before the Annual Meeting or any adjournment(s) thereof, the person or persons voting such proxy will vote the proxy as in their discretion they may deem appropriate.

   The annual report on Form 10-K for the year ended December 31, 1998 has been filed with the Securities and Exchange Commission. If you would like a copy of said report, please check the appropriate box on the proxy card and enclose the card in the self-addressed postage paid envelope. A copy of the report shall be forwarded to you free of charge by first class mail.

                            By Order of the General Partners of
                            Renaissance Capital Partners, Ltd.

                            /S/

                            BARBE BUTSCHEK,
                            Secretary of Renaissance Capital Group, Inc., Managing General Partner
Dallas, Texas
April 15, 1999

IMPORTANT: PROXIES SHOULD BE RETURNED PROMPTLY. LIMITED PARTNERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR UNITS TO BE VOTED ARE URGED TO DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
PAGE

            RENAISSANCE CAPITAL PARTNERS, LTD.

1. Approval of KPMG Peat Marwick LLP Certified Public Accountants, as independent auditors of the Partnership for operating year ending
December 31, 1999.

  [ ]  FOR     [ ]  AGAINST    [ ]  ABSTAIN

2. To transact any and all other business that may properly bepresented at the Annual Meeting or any adjournment(s) thereof.

  [ ]  FOR     [ ]  AGAINST    [ ]  ABSTAIN


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Partner(s). If none of the choices specified in Proposals 1 and 2 shall be marked, the name proxy is authorized and directed to vote FOR the proposals as described therein and in accordance with that certain Proxy Statement dated April 5, 1999.

Dated:-----------------------, 1999

-----------------------------------
          (Signature)


-----------------------------------
        (Printed Name)

If signing in a fiduciary or representative capacity, please give full title as such. If signing as a corporate officer, please give your title and full name of the corporation; or if ownership is in more than one name, each additional owner should sign.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. LIMITED PARTNERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR UNITS TO BE VOTED ARE URGED
TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

           RENAISSANCE CAPITAL PARTNERS, LTD.

             MEETING ATTENDANCE CONFIRMATION

So that adequate seating arrangements are prepared, we are requesting our Partners to provide advance confirmation if they plan to attend the Meeting in person. Please complete this card and enclose it with your proxy.

_____ I plan to attend the 2:00 p.m. Limited Partner's Meeting on May 27, 1999.

_____ I do not plan to attend the meeting.

             RENAISSANCE CAPITAL PARTNERS, LTD.
PROXY - Annual Meeting of Limited Partners - May 27, 1999

   SOLICITED ON BEHALF OF THE MANAGING GENERAL PARTNER

         The undersigned limited partner of Renaissance Capital Partners, Ltd. hereby constitutes and appoints Russell Cleveland, as proxy for the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of Limited Partners of Renaissance Capital Partners. Ltd. to be held at the Doubletree Hotel - Campbell Center, Dallas, Texas on May 27, 1999, at 2:00 p.m. and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present:

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.
RENAISSANCE CAPITAL PARTNERS, LTD. LIMITED PARTNERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR UNITS TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.
PAGE